UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 2, 2014 (November 25, 2014)

Date of Report (Date of earliest event reported)

AMERICAN CANNABIS COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26108	94-2901715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3457 Ringsby Court, Unit 111 Denver, Colorado	80216-4900
(Address of principal executive offices)	(Zip Code)

(720) 466-3789
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 25, 2014, the Board of Directors (the “Board”) of American Cannabis Company, Inc. appointed Mr. Vincent “Tripp” Keber to serve as an outsider member of the Company’s Board. In connection with Mr. Keber’s appointment, he shall receive a warrant to purchase up to two hundred and fifty thousand (250,000) shares of our common stock at an exercise price of sixty-three cents ($0.63) per share exercisable within five (5) years of the date of issuance. Additionally, Mr. Keber shall be eligible to participate in the Company’s incentive plan, as and when duly approved by the Board and the Company’s shareholders, for up to an additional 400,000 shares of common stock that shall vest in equal amounts per quarter over the next two (2) years, subject at all times to Mr. Keber remaining a member of the Board.

The business experience of Mr. Keber, age 46, is set forth below:

Vincent “Tripp” Keber – Since November 2014, Mr. Keber has served as Director on the Company’s Board. Mr. Keber is a co-founder and Chief Executive Officer of Dixie Elixirs & Edibles, a Colorado licensed medical marijuana infused products manufacturer. He is a founding director of the National Cannabis Industry Association, and, since 2013, has served as a director of the Marijuana Policy Project. He is also an advisory board member of the Medical Marijuana Industry Group in Colorado. In his current role as CEO of Dixie, Mr. Keber is responsible for the overall strategy, licensing, marketing, branding and expansion efforts related to the Dixie brand, both domestically and internationally. Mr. Keber has been featured on CBS’s 60 Minutes and CNBC. Since June 2014, Mr. Keber has also served as a Director of MassRoots, Inc. Prior to joining Dixie, Mr. Keber served as Chief Operating Officer for Bella Terra Resort Development Company, and EVP of Business Development for Sagebrush Realty Development. Mr. Keber has a BS in Political Science from Villanova University. Mr. Keber is involved in several charitable organizations located within the Aspen and Denver communities, and assists in the research and development of cannabis support for veterans suffering from post-traumatic stress disorder.

ACC’s Board believes Mr. Keber’s qualifications to serve on the Board include his extensive experience, knowledge and leadership in the legal cannabis industry, as well as his success as a business leader and entrepreneur.

Mr. Keber has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, has no family relationships required to be disclosed pursuant to Item 404(d) of Regulation S-K, and the Company has not entered into or adopted a material compensatory plan to which its principal executive officers or directors participate or are a party.

Item 8.01

Other Events

On November 25, 2014, the Company issued a press release tilted, “American Cannabis Company Announces Appointment of Outside Director to Board of Directors.” A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

On December 2, 2014, the Company issued a press release tilted, “American Cannabis Company Client Wins One of Two Licenses in Minnesota.” A copy of the press release is filed as Exhibit 99.2 hereto and incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release tilted “American Cannabis Company Announces Appointment of Outside Director to Board of Directors”, dated November 25, 2014.
99.2	Press Release tilted “American Cannabis Company Client Wins One of Two Licenses in Minnesota”, dated December 2, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Cannabis Company, Inc.

Date: December 2, 2014	By:	/s/ Corey Hollister
Corey Hollister
Chief Executive Officer